Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is entered into between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (“Company”), and Robert F. McCadden (“Executive”), effective as of May 6, 2009.

BACKGROUND

Executive and Company are party to an Employment Agreement, as amended and restated on December 30, 2008 (the “Employment Agreement”), which sets forth the terms and conditions of Executive’s employment with Company. Executive and Company wish to amend the terms of Section 2.1 of the Employment Agreement to correct a scrivener’s error in the preparation of that Section, as set forth below. Hereafter, references to the “Employment Agreement,” “Agreement,” “herein” or words of like import in the Employment Agreement shall refer to the Employment Agreement as amended hereby or by any written subsequent amendment thereto.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Section 2.1 of the Employment Agreement shall be amended to read in its entirety as follows:

“2.1 Term. The initial term of Executive’s employment hereunder shall begin on the Effective Date and last until December 31, 2009 (the “Expiration Date”), unless sooner terminated in accordance with the other provisions hereof. Except as hereinafter provided, on the Expiration Date and on each subsequent anniversary thereof, the Term (as hereinafter defined) shall be automatically extended for one year unless either party shall have given the other party notice of non-renewal of this Agreement at least 120 calendar days prior to the expiration of the Term. The initial term of employment under and each Term extended is a “Term.” If a non-renewal notice is given as provided above, Executive’s employment under this Agreement shall terminate (within the meaning of Section 4.8 hereof) on the last calendar day of the Term. If the non-renewal notice is given by Company, such termination of employment shall be a termination by Company without Cause, within the meaning of Section 4.4 hereof.”

2. Except as amended hereby, all terms and conditions as set forth in the Employment Agreement shall remain in full force and effect.

3. This amendment may be executed in a number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Executive and Company have caused this Amendment to be executed as of the date first above written.

PENNSYLVANIA REAL ESTATE
INVESTMENT TRUST

By:	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	Executive Vice President & General Counsel

/s/ Robert F. McCadden
Robert F. McCadden

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